SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 6, 2022

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NNVC	NYSE-American

Item 5.02	Compensatory Arrangements of Certain Officers.

On October 6, 2022, NanoViricides, Inc. (the “Registrant”) entered into an Extension Agreement (the “Extension”) of the Employment Agreement with Dr. Anil R. Diwan entered into on July 1, 2018 (the “Employment Agreement”) to continue to serve as the President of the Registrant, effective July 1, 2022.

The Extension and the Agreement provide Dr. Diwan will continue to serve as the Registrant’s President until June 30, 2023 at a base annual base salary of $400,000. Dr. Diwan shall be entitled to participate in all fringe benefits the Registrant provides for its employees generally and such other benefits as the Registrant provides for its senior executives. In addition, the Registrant shall maintain a Term Life Insurance policy for Dr. Diwan, valued at $2 million, of which $1 million shall be assigned to the Registrant and the remaining balance to Dr. Diwan’s estate.

In addition, as an incentive towards the ultimate success of the Company, and to provide leadership authority to Dr. Diwan, the Company granted 10,204 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) to Dr. Diwan. Dr. Diwan’s rights in the shares shall vest in equal, quarterly installment commencing on September 30, 2022 and fully vest on June 30, 2023.

Dr. Diwan will be eligible to receive severance if he is terminated by the Registrant other than for cause in which event the Registrant shall pay to Dr. Diwan an amount equal to six (6) month’s salary as severance compensation (without regard to compensation or benefits Dr. Diwan receives from any other source). Dr. Diwan shall be eligible for all benefits during this six (6) month period including bonuses, vesting of previously awarded stock options, health care insurance and other fringe benefits that have been ongoing. The Registrant may elect to pay such severance compensation in a lump sum or in equal payments over a period of not more than six (6) months.

The foregoing descriptions of the Employment Agreement and Extension is not complete and further is qualified in its entirety by reference to the Agreement and the Extension which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Series A Preferred Stock is only convertible upon a “change of control” of the Company as defined in its full specification; these shares are non-transferrable and have no trading market. Each share of Series A Preferred Stock votes at the rate of 9 votes per shares and is convertible only upon a change of control into 3.5 shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Employment Agreement between NanoViricides, Inc. and Anil Diwan dated July 1, 2018*
10.2	Extension of Employment Agreement with Anil Diwan
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

* Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 19, 2018.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: October 11, 2022	By:	/s/ Meeta Vyas
Name: Meeta Vyas Title: Chief Financial Officer